     This document contains 13 pages. The exhibit index is located on page 4. As filed with the Securities and Exchange Commission on October 6, 2000

                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

          MASSACHUSETTS                                04-1360950
  (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

           7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886-0033
                    (Address of principal executive offices)

                              -------------------

                  1997 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                              -------------------

     ROBERT M. DUTKOWSKY                                  Copy to:
         GENRAD, INC.                             CONSTANTINE ALEXANDER, ESQ.
   7 TECHNOLOGY PARK DRIVE                       NUTTER, MCCLENNEN & FISH, LLP
   WESTFORD, MA 01886-0033                         ONE INTERNATIONAL PLACE
       (978) 589-7000                           BOSTON, MASSACHUSETTS 02110-2699
(Name, address and telephone                          (617) 439-2000
number of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF         AMOUNT BEING       PROPOSED MAXIMUM           PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED    REGISTERED(1)  OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE  REGISTRATION FEE
Common Stock,
$1.00 par value per share    2,000,000 Shares        $10.565(2)              $21,130,000.00(2)       $5,578.32(2)


(1) This Registration Statement covers 2,000,000 shares of Common Stock which may be issued under the Registrant's 1997 Non-Qualified Employee Stock Option Plan ( the "Plan"). In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon 2,000,000 shares underlying options made under the Plan at an assumed per share exercise price of $10.565, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on October 4, 2000.

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


     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 333-43445, 333-69045, 333-38168 and 333-44282), relating to the Registrant's 1997
Non-Qualified Employee Stock Option Plan, are incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     See the Exhibit Index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 6th day of October 2000.

                                            GenRad, Inc.

                                            By:      /S/ WALTER A. SHEPHARD
                                                     --------------------------
                                                     Walter A. Shephard
                                                     Vice President, Chief
                                                     Financial Officer and Clerk

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Dutkowsky and Walter A. Shephard, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


       SIGNATURES                                       TITLE                                   DATE
                                          President, Chief Executive Officer              October 6 2000
/s/ ROBERT M. DUTKOWSKY                              and Director
------------------------------------
Robert M. Dutkowsky

                                           Vice President, Chief Financial                October 6,2000
/s/ WALTER A. SHEPHARD                      Officer, Principal Accounting
------------------------------------              Officer and Clerk
Walter A. Shephard

/s/ WILLIAM S. ANTLE, III                              Director                           October 6, 2000
------------------------------------
William S. Antle, III

/s/ RUSSELL A. GULLOTTI                                Director                           October 6, 2000
------------------------------------
Russell A. Gullotti

/s/ LOWELL B. HAWKINSON                                Director                           October 6, 2000
------------------------------------
Lowell B. Hawkinson

/s/ WILLIAM G. SHEERER                                 Director                           October 6, 2000
------------------------------------
William G. Sheerer

/s/ ADRIANA STADECKER                                  Director                           October 6, 2000
------------------------------------
Adriana Stadecker

/s/ ED ZSCHAU                                          Director                           October 6, 2000
------------------------------------
Ed Zschau


                                  EXHIBIT INDEX

EXHIBIT NO.                TITLE

Exhibit 4                  1997 Non-Qualified Employee Stock Option Plan

Exhibit 5                  Opinion of Nutter, McClennen & Fish, LLP


Exhibit 23.1               Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)


Exhibit 23.2               Consent of PricewaterhouseCoopers LLP